News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853
Analyst Contact: Mike Switzer
Office: 704.382.6473
November 5, 2026
Duke Energy reports third-quarter 2026 financial results
▪Third-quarter 2026 reported and adjusted EPS of $1.99
▪Company narrows 2026 adjusted EPS guidance range to $6.70 to $6.80; strong year-to-date performance positions company to deliver results near the top end
▪Executing record generation build to add 16 gigawatts of capacity by 2031, supporting customer value, economic growth and reliable service
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced third-quarter 2026 reported EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.99. This is compared to reported and adjusted EPS of $1.81 for the third quarter of 2025. Adjusted EPS excludes the impact of certain items that are included in reported EPS.
Higher third-quarter 2026 adjusted results were driven by recovery of infrastructure investments to reliably serve customers in our growing jurisdictions and favorable weather. These items were partially offset by higher depreciation on a growing asset base, impacts from minority interest investments, higher interest expense, and a higher effective tax rate.
The company is narrowing its 2026 adjusted EPS guidance range to $6.70 to $6.80 and reaffirming its long-term adjusted EPS growth rate of 5% to 7% through 2030 off the 2025 guidance range midpoint of $6.30, with confidence to earn in the top half of the range beginning in 2028. Management does not forecast reported GAAP EPS and related long-term growth rates.
“We delivered strong results through the first three quarters of the year, reflecting disciplined execution as we continue investing in the reliable service our customers depend on while keeping costs as low as possible,” said Harry Sideris, Duke Energy president and chief executive officer. “The growth across our states creates a significant opportunity, and our focus is on making sure that growth benefits everyone – protecting existing customers, strengthening reliability and supporting the communities we serve. We are well positioned to deliver on our 2026 priorities and create lasting value for our customers, communities and shareholders.”

Duke Energy News Release    2

Business segment results
In addition to the following summary of third-quarter 2026 business segment performance, comprehensive tables with detailed EPS drivers for the third quarter compared to prior year are provided at the end of this news release.
The discussion below of third-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis and adjusted basis, Electric Utilities and Infrastructure recognized third-quarter 2026 segment income of $1,817 million, compared to segment income of $1,658 million in the third quarter of 2025. This represents an increase of $0.20 per share. Higher quarterly results were primarily driven by recovery of infrastructure investments to reliably serve customers in our growing jurisdictions and favorable weather, partially offset by higher depreciation on a growing asset base, impacts from minority interest investments, and higher interest expense.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized third-quarter 2026 segment loss of $19 million, compared to segment loss of $26 million in the third quarter of 2025. This represents an increase of $0.01 per share. Higher quarterly results were primarily driven by lower O&M expense.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a third-quarter 2026 segment loss of $247 million, compared to segment loss of $225 million in the third quarter of 2025. This represents a decrease of $0.03 per share. Lower quarterly results were primarily driven by higher captive claims and lower returns on investments.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the third quarter of 2026 was 15.3% compared to 10.8% in the third quarter of 2025. The increase in the reported effective tax rate was primarily due to a decrease in the amortization of excess deferred income taxes.
Duke Energy's consolidated adjusted effective tax rate was 15.5% for the third quarter of 2026 compared to 10.8% in the third quarter of 2025. The increase in the adjusted effective tax rate was primarily due to a decrease in the amortization of excess deferred income taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.

Duke Energy News Release    3

Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss third-quarter 2026 financial results and other business and financial updates. The conference call will be hosted by Harry Sideris, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.461.5787 in the U.S. or 585.542.9983 outside the U.S. The confirmation code is 463805206. Please call in 10 to 15 minutes prior to the scheduled start time.
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and basic per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests and preferred dividends and to exclude the impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance. There were no special items included in the periods presented.
Management uses these non-GAAP financial measures for planning, forecasting, and to report financial results to the Board of Directors, employees, and stockholders, as well as analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Due to the forward-looking nature of forecasted adjusted EPS and related growth rates, the information to reconcile those amounts to the most directly comparable GAAP financial measure is not available, as management is unable to project special items, such as legal settlements, impacts of regulatory orders or asset impairments, for future periods.

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Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss are defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss include intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as measures of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss are non-GAAP financial measures, as they represent segment income and other net loss adjusted for special items, as discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provide useful information to investors, as they provide additional relevant comparison of a segment’s or Other's performance across periods. The most directly comparable GAAP measures for adjusted segment income and adjusted other net loss are segment income and other net loss.
Due to the forward-looking nature of forecasted adjusted segment income and forecasted adjusted other net loss and related growth rates, the information to reconcile these amounts to the most directly comparable GAAP financial measures are not available, as management is unable to project special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS, adjusted effective tax rate, adjusted segment income, and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.7 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 55,700 megawatts of energy capacity. Its natural gas utilities serve 1.6 million customers in North Carolina, South Carolina, Ohio and Kentucky.
Duke Energy is executing an energy modernization strategy, keeping customer value at the forefront as it invests in electric grid upgrades and efficient generation resources to strengthen the system and serve growing energy needs.
More information is available at duke-energy.com. Follow Duke Energy on X, LinkedIn, Instagram, TikTok and Facebook for stories about the people and innovations powering its communities.

Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

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◦The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and reducing carbon emissions, while balancing customer reliability and keeping costs as low as possible for our customers;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, particularly in periods of heightened customer affordability concerns, bill volatility or public and political scrutiny, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs associated with life extension, power uprate projects, fuel-cycle extensions or decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as a global pandemic, trade wars or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology, including artificial intelligence;
◦Additional competition in electric and natural gas markets, municipalization and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers, including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

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◦The timing and extent of changes in commodity prices, including any impact from increased tariffs, export controls and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, obtaining sufficient skilled labor and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or investment carrying values;
◦Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans;
◦The (i) failure to realize the anticipated benefits, synergies and value creation expected from the utility combination by which Duke Energy Progress will merge into Duke Energy Carolinas (the Combination), including as a result of difficulties or delays in integrating the contributed assets and operations and/or the incurring of significant costs in connection with the Combination; and (ii) the risk that the combined entity may not perform as expected following the consummation of the Combination due to unforeseen liabilities, its level of indebtedness, integration challenges, market conditions, ratings downgrades or other factors beyond the control of the parties; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2026
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,817	$—	$—	$1,817
Gas Utilities and Infrastructure	(19)	—	—	(19)
Total Reportable Segment Income	1,798	—	—	1,798
Other	(247)	—	—	(247)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,551	$—	$—	$1,551
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.99	$—	$—	$1.99
Note: Total EPS adjustments may not cross-foot due to rounding.
Weighted Average Shares, basic (reported and adjusted) – 780 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2026
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Legal and Regulatory Settlements		Asset Sales		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,342	$189	A	$—		$—		$189	$4,531
Gas Utilities and Infrastructure	523	—		(171)	B	—		(171)	352
Total Reportable Segment Income	4,865	189		(171)		—		18	4,883
Other	(714)	—				—		—	(714)
Discontinued Operations	13	—		—		(13)	C	(13)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$4,164	$189		$(171)		$(13)		$5	$4,169
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$5.34	$0.24		$(0.22)		$(0.02)		$0.01	$5.35
Note: Total EPS adjustments may not cross-foot due to rounding.
A – Duke Energy Carolinas and Duke Energy Progress recorded a total of $248 million pretax within Operations, maintenance and other, Impairment of assets and other charges, and Operating Revenues on the Condensed Consolidated Statements of Operations due to certain legal settlements, as well as regulatory settlements related to the Duke Energy Carolinas' and Duke Energy Progress' North Carolina rate cases and establishment of a regulatory liability associated with an energy efficiency program. Segment income amount for these matters is net of a $59 million tax benefit.
B – Net of $196 million tax expense, which includes the impact of nondeductible goodwill related to the sale of Piedmont's Tennessee business.
•$368 million recorded within Gains on Sales of Other Assets and Other, net, and $7 million recorded within Property and other taxes on the Condensed Consolidated Statements of Operations related to the sale of Piedmont's Tennessee business.
•$6 million recorded within Gains on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations related to the sale of certain renewable natural gas investments.
C – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 779 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,658	$—	$—	$1,658
Gas Utilities and Infrastructure	(26)	—	—	(26)
Total Reportable Segment Income	1,632	—	—	1,632
Other	(225)	—	—	(225)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,407	$—	$—	$1,407
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.81	$—	$—	$1.81
Note: Total EPS adjustments may not cross-foot due to rounding.
Weighted Average Shares, basic (reported and adjusted) – 778 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,128	$—		$—	$4,128
Gas Utilities and Infrastructure	329	—		—	329
Total Reportable Segment Income	4,457	—		—	4,457
Other	(713)	—		—	(713)
Discontinued Operations	(1)	1	A	1	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,743	$1		$1	$3,744
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.81	$—		$—	$4.81
Note: Total EPS adjustments may not cross-foot due to rounding.
A – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
September 2026
(Dollars in millions)

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,949		$5,151
Legal and Regulatory Settlements	—		248
Asset Sales	—		(367)
Noncontrolling Interests	(100)		(196)
Preferred Dividends	(14)		(43)
Adjusted Pretax Income	$1,835		$4,793

Reported Income Tax Expense From Continuing Operations	$299	15.3%	$792	15.4%
Legal and Regulatory Settlements	—		59
Asset Sales	—		(196)
Noncontrolling Interest Portion of Income Taxes(a)	(15)		(31)
Adjusted Tax Expense	$284	15.5%	$624	13.0%

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,630		$4,354
Noncontrolling Interests	(38)		(93)
Preferred Dividends	(14)		(41)
Adjusted Pretax Income	$1,578		$4,220

Reported Income Tax Expense From Continuing Operations	$176	10.8%	$488	11.2%
Noncontrolling Interest Portion of Income Taxes(a)	(5)		(12)
Adjusted Tax Expense	$171	10.8%	$476	11.3%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2026 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Consolidated
2025 QTD Reported and Adjusted Earnings Per Share	$2.13	$(0.03)	$(0.29)	$1.81
Weather	0.08	—	—	0.08
Volume(a)	0.10	—	—	0.10
Riders and Other Retail Margin(b)	0.10	(0.01)	—	0.09
Rate case impacts, net(c)	0.16	—	—	0.16
Wholesale	0.03	—	—	0.03
Operations and maintenance, net of recoverables	—	0.01	—	0.01
Interest Expense(d)	(0.04)	—	—	(0.04)
AFUDC Equity	0.02	—	—	0.02
Depreciation and amortization(d)	(0.08)	—	—	(0.08)
Other(e)	(0.17)	0.01	(0.03)	(0.19)
Total variance	$0.20	$0.01	$(0.03)	$0.18
2026 QTD Reported and Adjusted Earnings Per Share	$2.33	$(0.02)	$(0.32)	$1.99

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 778 million to 780 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+$0.03), North Carolina Power Bill Reduction Act (SB266) impacts (+$0.02), and the DEI Generation Cost Tracker (+$0.01).
(c)    Electric Utilities and Infrastructure includes impacts from DEP North Carolina Year 3 rates, effective October 2025, and DEP South Carolina rates, effective February 2026 (+$0.05), DEC North Carolina Year 3 rates, effective January 2026, and DEC South Carolina rates, effective March 2026 (+$0.04), DEI Step 2 rates, effective March 2026 (+$0.04) and DEF Year 2 rates, effective January 2026 (+$0.03).
(d)    Electric Utilities and Infrastructure excludes rate case impacts.
(e)    Electric Utilities and Infrastructure includes timing of PTCs (-$0.08), minority interest impacts (-$0.07) and higher property taxes (-$0.02).

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2026 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2025 YTD Reported and Adjusted Earnings Per Share	$5.31	$0.42	$(0.92)	$—	$4.81
Weather	0.09	—	—	—	0.09
Volume(a)	0.22	—	—	—	0.22
Riders and Other Retail Margin(b)	0.31	0.01	—	—	0.32
Rate case impacts, net(c)	0.39	0.01	—	—	0.40
Wholesale	0.08	—	—	—	0.08
Operations and maintenance, net of recoverables(d)	(0.08)	—	—	—	(0.08)
Interest Expense(e)	(0.11)	—	(0.02)	—	(0.13)
AFUDC Equity	0.07	—	—	—	0.07
Depreciation and amortization(e)	(0.25)	(0.01)	—	—	(0.26)
Other(f)	(0.21)	0.02	0.02	—	(0.17)
Total variance	$0.51	$0.03	$—	$—	$0.54
2026 YTD Adjusted Earnings Per Share	$5.82	$0.45	$(0.92)	$—	$5.35
Legal and Regulatory Settlements	(0.24)	—	—	—	(0.24)
Asset Sales	—	0.22	—	—	0.22
Discontinued Operations	—	—	—	0.02	0.02
2026 YTD Reported Earnings Per Share	$5.58	$0.67	$(0.92)	$0.02	$5.34

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 777 million to 779 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+$0.10), SB266 impacts (+$0.09), and the DEI Generation Cost Tracker (+$0.02). Gas Utilities and Infrastructure includes higher capital riders and higher rates in South Carolina, partially offset by lower earnings due to the sale of the Tennessee business.
(c)    Electric Utilities and Infrastructure includes impacts from DEP North Carolina Year 3 rates, effective October 2025, and DEP South Carolina rates, effective February 2026 (+$0.10), DEI Step 2 rates, effective March 2026 (+$0.10), DEC North Carolina Year 3 rates, effective January 2026, and DEC South Carolina rates, effective March 2026 (+$0.09), DEF Year 2 rates, effective January 2026 (+$0.08), and DEK rates, effective July 2025 (+$0.02). Gas Utilities and Infrastructure includes impacts from DEK rates, effective January 2026.
(d)    Electric Utilities and Infrastructure includes higher storm costs (-$0.03) and increased bad debt expense (-$0.02) in the current year.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Electric Utilities and Infrastructure includes minority interest impacts (-$0.12) and higher property taxes (-$0.06).

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating Revenues
Regulated electric	$8,677	$8,106	$23,583	$22,138
Regulated natural gas	358	361	2,073	1,928
Nonregulated electric and other	69	75	218	233
Total operating revenues	9,104	8,542	25,874	24,299
Operating Expenses
Fuel used in electric generation and purchased power	2,738	2,289	7,072	6,266
Cost of natural gas	117	110	772	642
Operation, maintenance and other	1,373	1,762	4,510	4,916
Depreciation and amortization	1,709	1,626	5,098	4,721
Property and other taxes	433	438	1,259	1,281
Impairment of assets and other charges	(2)	—	47	3
Total operating expenses	6,368	6,225	18,758	17,829
Gains (Losses) on Sales of Other Assets and Other, net	11	17	405	37
Operating Income	2,747	2,334	7,521	6,507
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	22	16	39	38
Other income and expenses, net	147	182	483	497
Total other income and expenses	169	198	522	535
Interest Expense	967	902	2,892	2,688
Income From Continuing Operations Before Income Taxes	1,949	1,630	5,151	4,354
Income Tax Expense From Continuing Operations	299	176	792	488
Income From Continuing Operations	1,650	1,454	4,359	3,866
Income (Loss) From Discontinued Operations, net of tax	—	—	13	(1)
Net Income	1,650	1,454	4,372	3,865
Less: Net Income Attributable to NCI	85	33	165	81
Net Income Attributable to Duke Energy Corporation	1,565	1,421	4,207	3,784
Less: Preferred Dividends	14	14	43	41
Net Income Available to Duke Energy Corporation Common Stockholders	$1,551	$1,407	$4,164	$3,743

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.99	$1.81	$5.32	$4.81
Income (loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$—	$—	$0.02	$—
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.99	$1.81	$5.34	$4.81
Weighted average shares outstanding
Basic and Diluted	780	778	779	777

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	September 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$451	$245
Receivables (net of allowance for doubtful accounts of $213 at 2026 and $194 at 2025)	4,994	4,230
Inventory (includes $1,137 at 2026 and $669 at 2025 related to VIEs)	4,734	4,569
Regulatory assets (includes $205 at 2026 and $204 at 2025 related to VIEs)	2,563	1,934
Assets held for sale	—	109
Other (includes $86 at 2026 and $88 at 2025 related to VIEs)	644	526
Total current assets	13,386	11,613
Property, Plant and Equipment
Cost (includes $6,188 at 2026 and $2,913 at 2025 related to VIEs)	200,880	190,409
Accumulated depreciation and amortization (includes ($164) at 2026 and ($89) at 2025 related to VIEs)	(63,127)	(60,450)
Net property, plant and equipment	137,753	129,959
Other Noncurrent Assets
Goodwill	19,010	19,010
Regulatory assets (includes $2,970 at 2026 and $3,108 at 2025 related to VIEs)	14,355	14,379
Nuclear decommissioning trust funds	13,281	12,889
Operating lease right-of-use assets, net	1,189	1,241
Investments in equity method unconsolidated affiliates	350	330
Assets held for sale	—	$2,148
Other	4,539	4,167
Total other noncurrent assets	52,724	54,164
Total Assets	$203,863	$195,736
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $374 at 2026 and $296 at 2025 related to VIEs)	$5,018	$5,223
Notes payable and commercial paper	2,341	2,624
Taxes accrued	1,160	975
Interest accrued	842	922
Current maturities of long-term debt (includes $167 at 2026 and $118 at 2025 related to VIEs)	6,116	7,104
Asset retirement obligations	462	579
Regulatory liabilities	1,365	1,271
Liabilities associated with assets held for sale	—	84
Other	2,341	2,265
Total current liabilities	19,645	21,047
Long-Term Debt (includes $3,136 at 2026 and $3,308 at 2025 related to VIEs)	84,332	80,108
Other Noncurrent Liabilities
Deferred income taxes	13,740	12,377
Asset retirement obligations	8,870	9,046
Regulatory liabilities	15,410	15,682
Operating lease liabilities	991	1,033
Accrued pension and other post-retirement benefit costs	340	396
Investment tax credits	1,019	969
Liabilities associated with assets held for sale	—	$170
Other	1,974	1,889
Total other noncurrent liabilities	42,344	41,562
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2026 and 2025	973	973
Common stock, $0.001 par value, 2 billion shares authorized; 780 million and 778 million shares outstanding at 2026 and 2025	1	1
Additional paid-in capital	47,397	45,614
Retained earnings	6,708	5,056
Accumulated other comprehensive income (loss)	298	198
Total Duke Energy Corporation stockholders' equity	55,377	51,842
Noncontrolling Interests	2,165	1,177
Total equity	57,542	53,019
Total Liabilities and Equity	$203,863	$195,736

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$4,372	$3,865
Adjustments to reconcile net income to net cash provided by operating activities	3,517	4,807
Net cash provided by operating activities	7,889	8,672

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(10,824)	(9,976)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	3,130	1,622

Net increase (decrease) in cash, cash equivalents and restricted cash	195	318
Cash, cash equivalents and restricted cash at beginning of period	363	421
Cash, cash equivalents and restricted cash at end of period	$558	$739

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$8,691	$—	$—	$(14)	$8,677
Regulated natural gas	—	380	—	(22)	358
Nonregulated electric and other	56	10	41	(38)	69
Total operating revenues	8,747	390	41	(74)	9,104
Operating Expenses
Fuel used in electric generation and purchased power	2,756	—	—	(18)	2,738
Cost of natural gas	—	117	—	—	117
Operation, maintenance and other	1,349	114	(35)	(55)	1,373
Depreciation and amortization	1,520	107	88	(6)	1,709
Property and other taxes	396	35	2	—	433
Impairment of assets and other charges	(2)	—	—	—	(2)
Total operating expenses	6,019	373	55	(79)	6,368
Gains (Losses) on Sales of Other Assets and Other, net	6	—	6	(1)	11
Operating Income (Loss)	2,734	17	(8)	4	2,747
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	7	15	—	22
Other income and expenses, net	154	12	2	(21)	147
Total Other Income and Expenses	154	19	17	(21)	169
Interest Expense	592	63	329	(17)	967
Income (Loss) from Continuing Operations before Income Taxes	2,296	(27)	(320)	—	1,949
Income Tax Expense (Benefit) from Continuing Operations	394	(8)	(87)	—	299
Income (Loss) from Continuing Operations	1,902	(19)	(233)	—	1,650
Less: Net Income Attributable to Noncontrolling Interest	85	—	—	—	85
Net Income (Loss) Attributable to Duke Energy Corporation	1,817	(19)	(233)	—	1,565
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,817	$(19)	$(247)	$—	$1,551

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$23,626	$—	$—	$(43)	$23,583
Regulated natural gas	—	2,139	—	(66)	2,073
Nonregulated electric and other	174	33	123	(112)	218
Total operating revenues	23,800	2,172	123	(221)	25,874
Operating Expenses
Fuel used in electric generation and purchased power	7,129	—	—	(57)	7,072
Cost of natural gas	—	772	—	—	772
Operation, maintenance and other	4,397	376	(105)	(158)	4,510
Depreciation and amortization	4,532	332	254	(20)	5,098
Property and other taxes	1,132	120	7	—	1,259
Impairment of assets and other charges	47	—	—	—	47
Total operating expenses	17,237	1,600	156	(235)	18,758
Gains (Losses) on Sales of Other Assets and Other, net	13	374	18	—	405
Operating Income (Loss)	6,576	946	(15)	14	7,521
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	17	22	—	39
Other income and expenses, net	446	40	66	(69)	483
Total Other Income and Expenses	446	57	88	(69)	522
Interest Expense	1,765	191	991	(55)	2,892
Income (Loss) from Continuing Operations before Income Taxes	5,257	812	(918)	—	5,151
Income Tax Expense (Benefit) from Continuing Operations	750	289	(247)	—	792
Income (Loss) from Continuing Operations	4,507	523	(671)	—	4,359
Less: Net Income Attributable to Noncontrolling Interest	165	—	—	—	165
Net Income (Loss) Attributable to Duke Energy Corporation	4,342	523	(671)	—	4,194
Less: Preferred Dividends	—	—	43	—	43
Segment Income/Other Net Loss	$4,342	$523	$(714)	$—	$4,151
Discontinued Operations					13
Net Income Available to Duke Energy Corporation Common Stockholders					$4,164

Segment Income/Other Net Loss	$4,342	$523	$(714)	$—	$4,151
Special Items	189	(171)	—	—	18
Adjusted Earnings(a)	$4,531	$352	$(714)	$—	$4,169
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$8,122	$—	$—	$(16)	$8,106
Regulated natural gas	—	384	—	(23)	361
Nonregulated electric and other	58	10	40	(33)	75
Total operating revenues	8,180	394	40	(72)	8,542
Operating Expenses
Fuel used in electric generation and purchased power	2,309	—	—	(20)	2,289
Cost of natural gas	—	110	—	—	110
Operation, maintenance and other	1,728	125	(38)	(53)	1,762
Depreciation and amortization	1,448	106	79	(7)	1,626
Property and other taxes	394	41	2	1	438
Impairment of assets and other charges	(1)	—	—	1	—
Total operating expenses	5,878	382	43	(78)	6,225
Gains (Losses) on Sales of Other Assets and Other, net	12	—	5	—	17
Operating Income (Loss)	2,314	12	2	6	2,334
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	5	12	(1)	16
Other income and expenses, net	164	14	28	(24)	182
Total Other Income and Expenses	164	19	40	(25)	198
Interest Expense	522	67	332	(19)	902
Income (Loss) from Continuing Operations before Income Taxes	1,956	(36)	(290)	—	1,630
Income Tax Expense (Benefit) from Continuing Operations	264	(10)	(79)	1	176
Income (Loss) from Continuing Operations	1,692	(26)	(211)	(1)	1,454
Less: Net Income Attributable to Noncontrolling Interest	34	—	—	(1)	33
Net Income (Loss) Attributable to Duke Energy Corporation	1,658	(26)	(211)	—	1,421
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,658	$(26)	$(225)	$—	$1,407

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$22,183	$—	$—	$(45)	$22,138
Regulated natural gas	—	1,996	—	(68)	1,928
Nonregulated electric and other	182	31	122	(102)	233
Total operating revenues	22,365	2,027	122	(215)	24,299
Operating Expenses
Fuel used in electric generation and purchased power	6,326	—	—	(60)	6,266
Cost of natural gas	—	642	—	—	642
Operation, maintenance and other	4,746	379	(59)	(150)	4,916
Depreciation and amortization	4,184	325	233	(21)	4,721
Property and other taxes	1,143	129	8	1	1,281
Impairment of assets and other charges	(2)	—	5	—	3
Total operating expenses	16,397	1,475	187	(230)	17,829
Gains (Losses) on Sales of Other Assets and Other, net	21	—	16	—	37
Operating Income (Loss)	5,989	552	(49)	15	6,507
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	11	27	—	38
Other income and expenses, net	461	40	75	(79)	497
Total Other Income and Expenses	461	51	102	(79)	535
Interest Expense	1,587	197	968	(64)	2,688
Income (Loss) From Continuing Operations Before Income Taxes	4,863	406	(915)	—	4,354
Income Tax Expense (Benefit) from Continuing Operations	653	77	(243)	1	488
Income (Loss) from Continuing Operations	4,210	329	(672)	(1)	3,866
Less: Net Income Attributable to Noncontrolling Interest	82	—	—	(1)	81
Net Income (Loss) Attributable to Duke Energy Corporation	4,128	329	(672)	—	3,785
Less: Preferred Dividends	—	—	41	—	41
Less: Preferred Redemption Costs	—	—	—	—	—
Segment Income/Other Net Loss	$4,128	$329	$(713)	$—	$3,744
Discontinued Operations					(1)
Net Income Available to Duke Energy Corporation Common Stockholders					$3,743

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$105	$9	$337	$—	$451
Receivables, net	4,771	217	6	—	4,994
Receivables from affiliated companies	208	108	1,261	(1,577)	—
Notes receivable from affiliated companies	929	—	85	(1,014)	—
Inventory	4,577	122	35	—	4,734
Regulatory assets	2,326	152	85	—	2,563
Other	512	42	127	(37)	644
Total current assets	13,428	650	1,936	(2,628)	13,386
Property, Plant and Equipment
Cost	181,215	17,235	2,498	(68)	200,880
Accumulated depreciation and amortization	(58,539)	(3,562)	(1,025)	(1)	(63,127)
Net property, plant and equipment	122,676	13,673	1,473	(69)	137,753
Other Noncurrent Assets
Goodwill	17,380	1,630	—	—	19,010
Regulatory assets	13,234	665	455	1	14,355
Nuclear decommissioning trust funds	13,281	—	—	—	13,281
Operating lease right-of-use assets, net	639	1	549	—	1,189
Investments in equity method unconsolidated affiliates	1	184	165	—	350
Investment in consolidated subsidiaries	598	6	82,675	(83,279)	—
Other	2,846	340	1,978	(625)	4,539
Total other noncurrent assets	47,979	2,826	85,822	(83,903)	52,724
Total Assets	184,083	17,149	89,231	(86,600)	203,863
Segment reclassifications, intercompany balances and other	(1,838)	(116)	(84,646)	86,600	—
Segment Assets	$182,245	$17,033	$4,585	$—	$203,863

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,825	$306	$887	$—	$5,018
Accounts payable to affiliated companies	825	47	549	(1,421)	—
Notes payable to affiliated companies	47	542	426	(1,015)	—
Notes payable and commercial paper	—	—	2,341	—	2,341
Taxes accrued	1,111	69	(31)	11	1,160
Interest accrued	563	58	221	—	842
Current maturities of long-term debt	3,984	376	1,764	(8)	6,116
Asset retirement obligations	462	—	—	—	462
Regulatory liabilities	1,294	71	—	—	1,365
Other	1,743	82	712	(196)	2,341
Total current liabilities	13,854	1,551	6,869	(2,629)	19,645
Long-Term Debt	53,928	4,395	26,069	(60)	84,332
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	13,820	1,445	(1,521)	(4)	13,740
Asset retirement obligations	8,775	95	—	—	8,870
Regulatory liabilities	14,365	1,018	27	—	15,410
Operating lease liabilities	585	1	405	—	991
Accrued pension and other post-retirement benefit costs	(67)	29	379	(1)	340
Investment tax credits	1,018	—	—	1	1,019
Other	1,363	121	679	(189)	1,974
Total other noncurrent liabilities	39,859	2,709	(31)	(193)	42,344
Equity
Total Duke Energy Corporation stockholders' equity	73,661	8,485	56,324	(83,093)	55,377
Noncontrolling interests	2,163	2	—	—	2,165
Total equity	75,824	8,487	56,324	(83,093)	57,542
Total Liabilities and Equity	184,083	17,149	89,231	(86,600)	203,863
Segment reclassifications, intercompany balances and other	(1,838)	(116)	(84,646)	86,600	—
Segment Liabilities and Equity	$182,245	$17,033	$4,585	$—	$203,863

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$3,055	$2,242	$1,867	$591	$1,108	$(116)	$8,747
Operating Expenses
Fuel used in electric generation and purchased power	959	844	518	178	380	(123)	2,756
Operation, maintenance and other	497	380	242	106	133	(9)	1,349
Depreciation and amortization	507	361	341	84	224	3	1,520
Property and other taxes	100	53	140	93	10	—	396
Impairment of assets and other charges	—	(2)	—	—	—	—	(2)
Total operating expenses	2,063	1,636	1,241	461	747	(129)	6,019
Gains (Losses) on Sales of Other Assets and Other, net	3	—	2	2	—	(1)	6
Operating Income	995	606	628	132	361	12	2,734
Other Income and Expenses, net(b)	85	42	20	2	9	(4)	154
Interest Expense	217	135	135	35	80	(10)	592
Income Before Income Taxes	863	513	513	99	290	18	2,296
Income Tax Expense	126	100	89	18	38	23	394
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	85	85
Segment Income	$737	$413	$424	$81	$252	$(90)	$1,817
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $51 million for Duke Energy Carolinas, $32 million for Duke Energy Progress, $5 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $7 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana and Florida Progress.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$8,237	$6,343	$5,154	$1,661	$2,935	$(530)	$23,800
Operating Expenses
Fuel used in electric generation and purchased power	2,522	2,254	1,413	496	1,000	(556)	7,129
Operation, maintenance and other	1,549	1,237	792	299	507	13	4,397
Depreciation and amortization	1,564	1,143	943	240	631	11	4,532
Property and other taxes	297	134	390	263	48	—	1,132
Impairment of assets and other charges	27	20	—	—	—	—	47
Total operating expenses	5,959	4,788	3,538	1,298	2,186	(532)	17,237
Gains (Losses) on Sales of Other Assets and Other, net	5	1	5	2	—	—	13
Operating Income	2,283	1,556	1,621	365	749	2	6,576
Other Income and Expenses, net(b)	220	139	53	10	33	(9)	446
Interest Expense	667	414	389	102	219	(26)	1,765
Income Before Income Taxes	1,836	1,281	1,285	273	563	19	5,257
Income Tax Expense	176	196	245	49	77	7	750
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	165	165
Segment Income	$1,660	$1,085	$1,040	$224	$486	$(153)	$4,342
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $136 million for Duke Energy Carolinas, $90 million for Duke Energy Progress, $11 million for Duke Energy Florida, $9 million for Duke Energy Ohio and $23 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana and Florida Progress.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$22	$37	$21	$9	$16	$—	$105
Receivables, net	1,807	1,179	735	399	512	139	4,771
Receivables from affiliated companies	241	43	67	44	31	(218)	208
Notes receivable from affiliated companies	1,068	478	—	—	—	(617)	929
Inventory	1,510	1,341	942	172	613	(1)	4,577
Regulatory assets	1,174	742	171	25	217	(3)	2,326
Other	78	150	107	24	157	(4)	512
Total current assets	5,900	3,970	2,043	673	1,546	(704)	13,428
Property, Plant and Equipment
Cost	66,232	47,641	35,066	9,821	22,387	68	181,215
Accumulated depreciation and amortization	(21,353)	(17,757)	(9,074)	(2,599)	(7,827)	71	(58,539)
Net property, plant and equipment	44,879	29,884	25,992	7,222	14,560	139	122,676
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,784	17,380
Regulatory assets	4,722	4,324	2,137	383	901	767	13,234
Nuclear decommissioning trust funds	7,598	5,413	271	—	—	(1)	13,281
Operating lease right-of-use assets, net	80	345	181	4	28	1	639
Investments in equity method unconsolidated affiliates	—	—	1	—	—	—	1
Investment in consolidated subsidiaries	55	10	3	529	1	—	598
Other	1,630	765	674	96	286	(605)	2,846
Total other noncurrent assets	14,085	10,857	3,267	1,608	1,216	16,946	47,979
Total Assets	64,864	44,711	31,302	9,503	17,322	16,381	184,083
Segment reclassifications, intercompany balances and other	(1,376)	(606)	(81)	(574)	(36)	835	(1,838)
Reportable Segment Assets	$63,488	$44,105	$31,221	$8,929	$17,286	$17,216	$182,245
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,497	$929	$623	$305	$467	$4	$3,825
Accounts payable to affiliated companies	349	383	112	16	115	(150)	825
Notes payable to affiliated companies	—	—	523	78	62	(616)	47
Taxes accrued	335	170	224	312	73	(3)	1,111
Interest accrued	201	91	143	45	83	—	563
Current maturities of long-term debt	1,666	902	1,357	42	27	(10)	3,984
Asset retirement obligations	188	159	1	6	108	—	462
Regulatory liabilities	612	346	89	69	178	—	1,294
Other	683	476	358	107	120	(1)	1,743
Total current liabilities	5,531	3,456	3,430	980	1,233	(776)	13,854
Long-Term Debt	20,214	14,064	10,207	3,532	5,531	380	53,928
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,770	3,084	3,338	917	1,649	62	13,820
Asset retirement obligations	3,478	3,974	162	88	874	199	8,775
Regulatory liabilities	8,039	4,170	876	228	1,079	(27)	14,365
Operating lease liabilities	72	344	142	4	24	(1)	585
Accrued pension and other post-retirement benefit costs	8	130	81	66	79	(431)	(67)
Investment tax credits	360	226	248	5	178	1	1,018
Other	721	435	147	59	31	(30)	1,363
Total other noncurrent liabilities	17,448	12,363	4,994	1,367	3,914	(227)	39,859
Equity
Total Duke Energy Corporation stockholders equity	21,371	14,678	12,671	3,606	6,494	14,841	73,661
Noncontrolling interests(c)	—	—	—	—	—	2,163	2,163
Total equity	21,371	14,678	12,671	3,606	6,494	17,004	75,824
Total Liabilities and Equity	64,864	44,711	31,302	9,503	17,322	16,381	184,083
Segment reclassifications, intercompany balances and other	(1,376)	(606)	(81)	(574)	(36)	835	(1,838)
Reportable Segment Liabilities and Equity	$63,488	$44,105	$31,221	$8,929	$17,286	$17,216	$182,245
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana and Florida Progress.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$127	$259	$4	$—	$390
Operating Expenses
Cost of natural gas	15	102	—	—	117
Operation, maintenance and other	31	80	2	1	114
Depreciation and amortization	36	69	1	1	107
Property and other taxes	23	13	—	(1)	35
Total operating expenses	105	264	3	1	373
Gains (Losses) on Sales of Other Assets and Other, net	—	—	(1)	1	—
Operating Income (Loss)	22	(5)	—	—	17
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	—	7	—	7
Other income and expenses, net	1	10	—	1	12
Total other income and expenses	1	10	7	1	19
Interest Expense	20	44	—	(1)	63
Income (Loss) Before Income Taxes	3	(39)	7	2	(27)
Income Tax Expense (Benefit)	(1)	(11)	2	2	(8)
Segment Income (Loss)	$4	$(28)	$5	$—	$(19)
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$601	$1,558	$13	$—	$2,172
Operating Expenses
Cost of natural gas	169	603	—	—	772
Operation, maintenance and other	107	260	8	1	376
Depreciation and amortization	115	212	4	1	332
Property and other taxes	78	43	—	(1)	120
Total operating expenses	469	1,118	12	1	1,600
Gains (Losses) on Sales of Other Assets and Other, net(c)	—	652	5	(283)	374
Operating Income (Loss)	132	1,092	6	(284)	946
Other Income and Expenses, net
Equity in earnings (losses) of unconsolidated affiliates	—	—	17	—	17
Other income and expenses, net	4	35	—	1	40
Other Income and Expenses, net	4	35	17	1	57
Interest Expense	57	133	2	(1)	191
Income (Loss) Before Income Taxes	79	994	21	(282)	812
Income Tax Expense (Benefit)	16	248	23	2	289
Segment Income (Loss)	$63	$746	$(2)	$(284)	$523
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.
(c)    The gain on sale is $284 million lower at the Gas Utilities and Infrastructure segment level due to higher allocated goodwill related to the Piedmont Tennessee Disposal Group than at Piedmont Natural Gas LDC.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$4	$1	$4	$—	$9
Receivables, net	58	160	—	(1)	217
Receivables from affiliated companies	—	128	72	(92)	108
Inventory	70	52	—	—	122
Regulatory assets	78	74	—	—	152
Other	—	37	4	1	42
Total current assets	210	452	80	(92)	650
Property, Plant and Equipment
Cost	5,293	11,867	75	—	17,235
Accumulated depreciation and amortization	(1,318)	(2,227)	(17)	—	(3,562)
Net property, plant and equipment	3,975	9,640	58	—	13,673
Other Noncurrent Assets
Goodwill	324	39	—	1,267	1,630
Regulatory assets	326	290	—	49	665
Operating lease right-of-use assets, net	—	1	—	—	1
Investments in equity method unconsolidated affiliates	—	—	179	5	184
Investment in consolidated subsidiaries	—	—	—	6	6
Other	30	293	16	1	340
Total other noncurrent assets	680	623	195	1,328	2,826
Total Assets	4,865	10,715	333	1,236	17,149
Segment reclassifications, intercompany balances and other	—	(129)	(102)	115	(116)
Reportable Segment Assets	$4,865	$10,586	$231	$1,351	$17,033
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$66	$230	$9	$1	$306
Accounts payable to affiliated companies	3	124	11	(91)	47
Notes payable to affiliated companies	44	498	—	—	542
Taxes accrued	5	59	5	—	69
Interest accrued	11	48	—	(1)	58
Current maturities of long-term debt	35	340	—	1	376
Regulatory liabilities	20	51	—	—	71
Other	6	75	2	(1)	82
Total current liabilities	190	1,425	27	(91)	1,551
Long-Term Debt	843	3,462	52	38	4,395
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	501	892	50	2	1,445
Asset retirement obligations	69	26	—	—	95
Regulatory liabilities	223	784	—	11	1,018
Operating lease liabilities	—	1	—	—	1
Accrued pension and other post-retirement benefit costs	23	6	—	—	29
Investment tax credits	—	—	—	—	—
Other	46	74	—	1	121
Total other noncurrent liabilities	862	1,783	50	14	2,709
Equity
Total Duke Energy Corporation stockholders' equity	2,963	4,045	202	1,275	8,485
Noncontrolling interests	—	—	2	—	2
Total equity	2,963	4,045	204	1,275	8,487
Total Liabilities and Equity	4,865	10,715	333	1,236	17,149
Segment reclassifications, intercompany balances and other	—	(129)	(102)	115	(116)
Reportable Segment Liabilities and Equity	$4,865	$10,586	$231	$1,351	$17,033
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
September 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	28,694	26,800	7.1%	2.7%	73,748	71,353	3.4%	1.3%
Commercial	24,273	23,375	3.8%	2.3%	62,869	61,544	2.2%	1.8%
Industrial	12,508	12,297	1.7%	0.1%	34,680	35,012	(0.9%)	(0.9%)
Other Energy Sales	122	95	28.4%	n/a	376	349	7.7%	n/a
Unbilled Sales	(1,486)	(1,603)	7.3%	n/a	(464)	(608)	23.7%	n/a
Total Retail Sales	64,111	60,964	5.2%	2.0%	171,209	167,650	2.1%	1.0%
Wholesale and Other	13,036	11,916	9.4%		35,834	34,633	3.5%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	77,147	72,880	5.9%		207,043	202,283	2.4%

Average Number of Customers (Electric)
Residential	7,671,614	7,549,514	1.6%		7,642,163	7,522,577	1.6%
Commercial	1,053,870	1,048,926	0.5%		1,052,155	1,047,251	0.5%
Industrial	14,731	15,001	(1.8%)		14,777	15,144	(2.4%)
Other Energy Sales	22,443	22,923	(2.1%)		22,605	23,060	(2.0%)
Total Retail Customers	8,762,658	8,636,364	1.5%		8,731,700	8,608,032	1.4%
Wholesale and Other	51	53	(3.8%)		53	53	—%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,762,709	8,636,417	1.5%		8,731,753	8,608,085	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	12,780	10,833	18.0%		33,730	29,965	12.6%
Nuclear	18,863	19,593	(3.7%)		55,328	57,769	(4.2%)
Hydro	131	300	(56.3%)		505	1,198	(57.8%)
Natural Gas and Oil	29,696	28,056	5.8%		74,498	71,981	3.5%
Renewable Energy	1,312	1,119	17.2%		3,607	3,131	15.2%
Total Generation(d)	62,782	59,901	4.8%		167,668	164,044	2.2%
Purchased Power and Net Interchange(e)	18,049	16,580	8.9%		49,115	47,746	2.9%
Total Sources of Energy	80,831	76,481	5.7%		216,783	211,790	2.4%
Less: Line Loss and Other	3,684	3,601	2.3%		9,740	9,507	2.5%
Total GWh Sources	77,147	72,880	5.9%		207,043	202,283	2.4%

Owned Megawatt (MW) Capacity(c)(f)
Summer					52,169	50,692
Winter					55,944	55,270
Nuclear Capacity Factor (%)(g)					94	98

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	9,691	8,804	10.1%		25,173	24,107	4.4%
Commercial	9,242	8,745	5.7%		24,014	23,400	2.6%
Industrial	5,349	5,317	0.6%		14,745	14,848	(0.7%)
Other Energy Sales	65	61	6.6%		199	194	2.6%
Unbilled Sales	(625)	(669)	6.6%		(305)	(319)	4.4%
Total Retail Sales	23,722	22,258	6.6%	2.3%	63,826	62,230	2.6%	1.1%
Wholesale and Other	3,552	3,058	16.2%		9,436	8,812	7.1%
Total Consolidated Electric Sales – Duke Energy Carolinas	27,274	25,316	7.7%		73,262	71,042	3.1%

Average Number of Customers
Residential	2,599,296	2,548,828	2.0%		2,587,247	2,536,524	2.0%
Commercial	403,228	403,029	—%		403,030	402,595	0.1%
Industrial	5,712	5,801	(1.5%)		5,734	5,847	(1.9%)
Other Energy Sales	10,625	10,755	(1.2%)		10,666	10,798	(1.2%)
Total Retail Customers	3,018,861	2,968,413	1.7%		3,006,677	2,955,764	1.7%
Wholesale and Other	27	27	—%		27	27	—%
Total Average Number of Customers – Duke Energy Carolinas	3,018,888	2,968,440	1.7%		3,006,704	2,955,791	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,026	2,649	14.2%		8,570	7,472	14.7%
Nuclear	11,021	11,688	(5.7%)		32,902	34,840	(5.6%)
Hydro	(41)	126	(132.5%)		30	593	(94.9%)
Natural Gas and Oil	9,809	8,945	9.7%		23,030	21,415	7.5%
Renewable Energy	93	83	12.0%		232	227	2.2%
Total Generation(d)	23,908	23,491	1.8%		64,764	64,547	0.3%
Purchased Power and Net Interchange(e)	4,540	2,852	59.2%		11,810	9,522	24.0%
Total Sources of Energy	28,448	26,343	8.0%		76,574	74,069	3.4%
Less: Line Loss and Other	1,174	1,027	14.3%		3,312	3,027	9.4%
Total GWh Sources	27,274	25,316	7.7%		73,262	71,042	3.1%

Owned MW Capacity(c)(f)
Summer					19,842	19,745
Winter					20,934	20,842
Nuclear Capacity Factor (%)(g)					94	98

Heating and Cooling Degree Days
Actual
Heating Degree Days	14	1	1,300.0%		1,753	1,771	(1.0%)
Cooling Degree Days	1,198	969	23.6%		1,825	1,573	16.0%

Variance from Normal
Heating Degree Days	8.5%	(90.3%)			(7.8%)	(7.6%)
Cooling Degree Days	17.8%	(3.9%)			19.1%	3.5%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,978	5,436	10.0%		15,893	15,202	4.5%
Commercial	4,801	4,570	5.1%		12,319	12,005	2.6%
Industrial	2,537	2,475	2.5%		7,045	7,307	(3.6%)
Other Energy Sales	21	21	—%		63	63	—%
Unbilled Sales	(376)	(530)	29.1%		(256)	(608)	57.9%
Total Retail Sales	12,961	11,972	8.3%	2.7%	35,064	33,969	3.2%	1.2%
Wholesale and Other	7,779	6,899	12.8%		21,403	20,145	6.2%
Total Consolidated Electric Sales – Duke Energy Progress	20,740	18,871	9.9%		56,467	54,114	4.3%

Average Number of Customers
Residential	1,559,059	1,530,754	1.8%		1,551,755	1,524,192	1.8%
Commercial	250,053	249,167	0.4%		249,809	248,833	0.4%
Industrial	2,940	3,026	(2.8%)		2,951	3,047	(3.2%)
Other Energy Sales	2,349	2,380	(1.3%)		2,358	2,392	(1.4%)
Total Retail Customers	1,814,401	1,785,327	1.6%		1,806,873	1,778,464	1.6%
Wholesale and Other	9	8	12.5%		9	8	12.5%
Total Average Number of Customers – Duke Energy Progress	1,814,410	1,785,335	1.6%		1,806,882	1,778,472	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,509	2,115	65.9%		7,327	6,164	18.9%
Nuclear	7,842	7,905	(0.8%)		22,426	22,929	(2.2%)
Hydro	80	116	(31.0%)		272	433	(37.2%)
Natural Gas and Oil	6,680	6,321	5.7%		18,998	17,836	6.5%
Renewable Energy	92	58	58.6%		254	176	44.3%
Total Generation(d)	18,203	16,515	10.2%		49,277	47,538	3.7%
Purchased Power and Net Interchange(e)	3,143	3,048	3.1%		8,695	8,301	4.7%
Total Sources of Energy	21,346	19,563	9.1%		57,972	55,839	3.8%
Less: Line Loss and Other	606	692	(12.4%)		1,505	1,725	(12.8%)
Total GWh Sources	20,740	18,871	9.9%		56,467	54,114	4.3%

Owned MW Capacity(c)(f)
Summer					12,911	12,585
Winter					14,116	13,880
Nuclear Capacity Factor (%)(g)					95	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	4	—	—%		1,671	1,606	4.0%
Cooling Degree Days	1,285	1,040	23.6%		2,016	1,809	11.4%

Variance from Normal
Heating Degree Days	(42.5%)	(100.0%)			(3.3%)	(7.9%)
Cooling Degree Days	17.2%	(4.4%)			20.2%	8.8%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	7,394	7,093	4.2%		17,751	17,333	2.4%
Commercial	4,767	4,701	1.4%		12,235	12,067	1.4%
Industrial	833	823	1.2%		2,351	2,457	(4.3%)
Other Energy Sales	7	6	16.7%		20	20	—%
Unbilled Sales	(371)	(172)	—%		355	343	3.5%
Total Retail Sales	12,630	12,451	1.4%	1.5%	32,712	32,220	1.5%	0.9%
Wholesale and Other	627	587	6.8%		1,603	1,612	(0.6%)
Total Electric Sales – Duke Energy Florida	13,257	13,038	1.7%		34,315	33,832	1.4%

Average Number of Customers
Residential	1,849,168	1,822,296	1.5%		1,843,048	1,816,531	1.5%
Commercial	215,393	213,293	1.0%		214,761	212,584	1.0%
Industrial	1,591	1,564	1.7%		1,568	1,587	(1.2%)
Other Energy Sales	3,452	3,519	(1.9%)		3,475	3,540	(1.8%)
Total Retail Customers	2,069,604	2,040,672	1.4%		2,062,852	2,034,242	1.4%
Wholesale and Other	11	13	(15.4%)		13	13	—%
Total Average Number of Customers – Duke Energy Florida	2,069,615	2,040,685	1.4%		2,062,865	2,034,255	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,179	1,211	(2.6%)		3,750	2,904	29.1%
Natural Gas and Oil	11,122	11,047	0.7%		27,641	28,672	(3.6%)
Renewable Energy	1,117	969	15.3%		3,093	2,705	14.3%
Total Generation(d)	13,418	13,227	1.4%		34,484	34,281	0.6%
Purchased Power and Net Interchange(e)	281	291	(3.4%)		875	742	17.9%
Total Sources of Energy	13,699	13,518	1.3%		35,359	35,023	1.0%
Less: Line Loss and Other	442	480	(7.9%)		1,044	1,191	(12.3%)
Total GWh Sources	13,257	13,038	1.7%		34,315	33,832	1.4%

Owned MW Capacity(c)(f)
Summer					12,004	10,980
Winter					12,915	12,569

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		416	359	15.9%
Cooling Degree Days	1,578	1,579	(0.1%)		3,082	3,055	0.9%

Variance from Normal
Heating Degree Days	—%	—%			9.6%	(3.8%)
Cooling Degree Days	6.0%	5.7%			11.9%	10.0%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,863	2,769	3.4%		7,413	7,254	2.2%
Commercial	2,919	2,854	2.3%		7,671	7,500	2.3%
Industrial	1,192	1,285	(7.2%)		3,363	3,507	(4.1%)
Other Energy Sales	18	(6)	(400.0%)		59	34	73.5%
Unbilled Sales	(36)	(110)	67.3%		(37)	28	(232.1%)
Total Retail Sales	6,956	6,792	2.4%	0.5%	18,469	18,323	0.8%	0.6%
Wholesale and Other	259	159	62.9%		888	406	118.7%
Total Electric Sales – Duke Energy Ohio	7,215	6,951	3.8%		19,357	18,729	3.4%

Average Number of Customers
Residential	844,069	838,473	0.7%		842,989	837,981	0.6%
Commercial	77,348	76,385	1.3%		76,900	76,430	0.6%
Industrial	1,908	2,018	(5.5%)		1,941	2,057	(5.6%)
Other Energy Sales	2,499	2,584	(3.3%)		2,538	2,614	(2.9%)
Total Retail Customers	925,824	919,460	0.7%		924,368	919,082	0.6%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	925,825	919,461	0.7%		924,369	919,083	0.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	940	707	33.0%		2,585	2,062	25.4%
Natural Gas and Oil	247	159	55.3%		492	294	67.3%
Renewable Energy	2	—	—%		6		—%
Total Generation(d)	1,189	866	37.3%		3,083	2,356	30.9%
Purchased Power and Net Interchange(e)	6,622	6,548	1.1%		18,054	18,196	(0.8%)
Total Sources of Energy	7,811	7,414	5.4%		21,137	20,552	2.8%
Less: Line Loss and Other	596	463	28.7%		1,780	1,823	(2.4%)
Total GWh Sources	7,215	6,951	3.8%		19,357	18,729	3.4%

Owned MW Capacity(c)(f)
Summer					1,085	1,080
Winter					1,173	1,173

Heating and Cooling Degree Days
Actual
Heating Degree Days	20	18	11.1%		2,780	2,989	(7.0%)
Cooling Degree Days	960	843	13.9%		1,320	1,194	10.6%

Variance from Normal
Heating Degree Days	(58.0%)	(62.3%)			(8.5%)	(1.7%)
Cooling Degree Days	23.0%	8.1%			17.7%	6.5%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,768	2,698	2.6%		7,518	7,457	0.8%
Commercial	2,544	2,505	1.6%		6,630	6,572	0.9%
Industrial	2,597	2,397	8.3%		7,176	6,893	4.1%
Other Energy Sales	11	13	(15.4%)		35	38	(7.9%)
Unbilled Sales	(78)	(122)	36.1%		(221)	(52)	(325.0%)
Total Retail Sales	7,842	7,491	4.7%	2.5%	21,138	20,908	1.1%	0.9%
Wholesale and Other	819	1,213	(32.5%)		2,504	3,658	(31.5%)
Total Electric Sales – Duke Energy Indiana	8,661	8,704	(0.5%)		23,642	24,566	(3.8%)

Average Number of Customers
Residential	820,022	809,163	1.3%		817,124	807,349.44	1.2%
Commercial	107,848	107,052	0.7%		107,655	106,808.67	0.8%
Industrial	2,580	2,592	(0.5%)		2,583	2,606.22	(0.9%)
Other Energy Sales	3,518	3,685	(4.5%)		3,568	3,716.11	(4.0%)
Total Retail Customers	933,968	922,492	1.2%		930,930	920,480.44	1.1%
Wholesale and Other	3	4	(25.0%)		3	4	(25.0%)
Total Average Number of Customers – Duke Energy Indiana	933,971	922,496	1.2%		930,933	920,484.44	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,126	4,151	(0.6%)		11,498	11,363	1.2%
Hydro	92	58	58.6%		203	172	18.0%
Natural Gas and Oil	1,838	1,584	16.0%		4,337	3,764	15.2%
Renewable Energy	8	9	(11.1%)		22	23	(4.3%)
Total Generation(d)	6,064	5,802	4.5%		16,060	15,322	4.8%
Purchased Power and Net Interchange(e)	3,463	3,841	(9.8%)		9,681	10,985	(11.9%)
Total Sources of Energy	9,527	9,643	(1.2%)		25,741	26,307	(2.2%)
Less: Line Loss and Other	866	939	(7.8%)		2,099	1,741	20.6%
Total GWh Sources	8,661	8,704	(0.5%)		23,642	24,566	(3.8%)

Owned MW Capacity(c)(f)
Summer					6,327	6,302
Winter					6,806	6,806

Heating and Cooling Degree Days
Actual
Heating Degree Days	22	18	22.2%		2,949	3,179	(7.2%)
Cooling Degree Days	981	864	13.5%		1,340	1,218	10.0%

Variance from Normal
Heating Degree Days	(60.8%)	(64.5%)			(11.1%)	(3.2%)
Cooling Degree Days	26.7%	11.5%			19.7%	8.7%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2026

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Inc. (Dec.)	2026	2025	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	162,597,821	150,368,042	8.1%	479,543,610	457,572,934	4.8%
Duke Energy Midwest LDC throughput (Mcf)(a)	9,527,094	9,505,511	0.2%	58,452,917	63,843,944	(8.4%)

Average Number of Customers – Piedmont Natural Gas
Residential	904,401	1,090,804	(17.1%)	949,109	1,091,309	(13.0%)
Commercial	91,286	108,349	(15.7%)	96,052	109,067	(11.9%)
Industrial	758	925	(18.1%)	795	937	(15.2%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	996,464	1,200,097	(17.0%)	1,045,975	1,201,332	(12.9%)

Average Number of Customers – Duke Energy Midwest
Residential	523,671	521,730	0.4%	525,811	524,011	0.3%
Commercial	33,868	33,337	1.6%	34,714	34,247	1.4%
Industrial	1,895	2,080	(8.9%)	1,951	2,205	(11.5%)
Other	114	116	(1.7%)	114	117	(2.6%)
Total Average Number of Gas Customers – Duke Energy Midwest	559,548	557,263	0.4%	562,590	560,580	0.4%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact. On March 31, 2026, Piedmont closed on the sale of its Tennessee business.